FOR IMMEDIATE RELEASE

                 e.DIGITAL CORPORATION ENTERS INTO $8.5 MILLION
               COMMON STOCK PURCHASE AGREEMENT WITH FUSION CAPITAL

(SAN DIEGO, CA - January 8, 2007) - e.Digital Corporation (OTC: EDIG) a leading innovator of proprietary secure digital video technology and products, and patented technology in the utilization of flash memory in portable devices, announced today that it has signed an $8.5 million common stock purchase agreement with Fusion Capital Fund II, LLC, a Chicago-based institutional investor. Under the agreement, the Company sold to Fusion Capital $250,000 of its common stock at a purchase price of $0.12 per share and has agreed to sell to Fusion Capital an additional $250,000 of its common stock at a purchase price of $0.12 per share on the date that a registration statement related to the transaction is filed with the Securities and Exchange Commission (SEC). The Company may sell an additional $8.0 million of common stock to Fusion Capital from time to time over a 25-month period after the SEC has declared effective the registration statement related to the transaction. The proceeds will be used to expand its eVU(TM) mobile entertainment system business, accelerate licensing efforts of its flash memory-related patent portfolio and for general working capital.

Under the agreement, the Company has the right to sell shares of common stock to Fusion Capital from time to time in amounts between $80,000 and $1 million, depending on certain conditions, for up to $8.0 million of additional funds. The purchase price of the shares will be based on the prevailing market prices of the Company's shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to Fusion Capital. A more detailed description of the transaction, as well as copies of the material agreements, is set forth in the Company's Form 8-K filed today with the SEC.

Commenting on the Fusion agreement, Will Blakeley, e.Digital's president and chief technology officer said, "This agreement with Fusion Capital comes at an opportune time by providing us with the flexible financial backing to help us grow our business, fulfill volume eVU orders, and increase eVU backlog in the healthcare, travel and entertainment industries. We also expect to focus resources on licensing our flash memory patent portfolio to the 174 companies we have identified to date in the cell phone, PDA/Pocket PC, portable A/V recorder, digital camera, camcorder and other portable device industries, that appear to employ our portfolio."

About e.Digital Corporation: e.Digital is a provider of secure portable Video on Demand products including its eVU(TM) mobile entertainment system. e.Digital also owns and is pursuing the monetization of its portfolio of flash memory-related patents. e.Digital's proprietary digital technology platform employs its MicroOS(TM) operating system, Content Mark-Up Language (CML)
application,  LDP  software,   patent-pending  Hardware  Security  technologies,
Digital Rights Management (DRM) solutions, Content Download applications, Encryption and Content Protection solutions, and Video Display software applications. For more information about e.Digital and its technology platforms, please visit the company website at www.edigital.com.


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Safe Harbor statement under the Private Securities Litigation Reform of 1995:
All statements made in this document, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development, expected future developments and other factors that we believe are appropriate under the circumstances. These forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the Company operates. These statements are not guarantees of future performance and involve risks, uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to the Company's ability to finance its operations through the Fusion Capital agreement and other means, filing and having the SEC declare effective the registration statement being prepared in connection with the Fusion Capital transaction, favorably resolving the complaint filed by digEcor, Inc. against the Company and certain of its officers and employees, selling its products, manufacturing and shipping orders in a timely manner, securing additional business, monetizing its patent portfolio and other risks identified and discussed in our filings with the Securities and Exchange Commission ("SEC"). Actual outcomes and results may differ materially from what is expressed or implied by the forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed with the Securities and Exchange Commission ("SEC"). e.Digital Corporation disclaims any intent or obligation to update these or any forward-looking statements, except as otherwise specifically stated by it.

Note: eVU and MicroOS are trademarks of e.Digital Corporation. All other company, product, and service names are the property of their respective owners.

CONTACT:
e.Digital Corporation: Robert Putnam, (858) 304-3016 ext. 205, rputnam@edigital.com